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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                 AMENDMENT NO. 1

                                   FORM 8-K/A

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 30, 1999


                              JUST LIKE HOME, INC.
             (Exact name of registrant as specified in its charter)


                 Florida                                         0-25908
(State or other jurisdiction of incorporation)             (Commission File No.)


                        3655 Cortez Road West, Suite 110
                            Bradenton, Florida 34210
                     (Address of principal executive office)

       Registrant's telephone number, including area code: (941) 756-2555



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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a) Effective May 25, 1999, the Company dismissed PricewaterhouseCoopers LLP as the Company's independent accountants. The report of PricewaterhouseCoopers on the financial statements of the Company for the years December 31, 1996 and 1997, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Board of Directors of the Company.

         For the fiscal years ended December 31, 1997 and 1998, and for the interim period from January 1, 1999 through May 25, 1999, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         On May 19, 1999, the Company engaged Templeton & Company, Royal Palm Beach, Florida, as independent auditors for purposes of auditing the Company's financial statements for the year ended December 31, 1998. The Company did not consult with Templeton & Company regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by Templeton & Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

         As of the date of this filing, PricewaterhouseCoopers has failed to comply with the Company's repeated requests to provide the Commission with the letter required by Item 4 of Form 8-K and Item 304(a)(3) of Regulation S-K.

         (b)      Not applicable.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            JUST LIKE HOME, INC.



                                            /s/   Robert C. Lohr
                                            ------------------------------------
                                            Name:    Robert C. Lohr
                                            Title:   Chief Executive Officer

Dated:   July 16, 1999